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                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

      The undersigned hereby agree to the joint filing of the Schedule 13G to which this Agreement is attached.

                  Dated: February 10, 2003


                                    WAM Acquisition GP, Inc.
                                      for itself and as general partner of
                                      LIBERTY WANGER ASSET MANAGEMENT,
                                      L.P.



                                    By: /s/ Bruce H. Lauer
                                        ---------------------------------------
                                            Bruce H. Lauer
                                            Senior Vice President and Secretary






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